SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2011

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 South Flagler Drive, Suite 1500 West Tower, West Palm Beach, Florida 33401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 515-1900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 2, 2011, FTI Consulting, Inc. (“FTI”) entered into a supplemental confirmation with Goldman, Sachs & Co. (“Goldman Sachs”) for a $209.4 million accelerated stock buyback transaction, pursuant to the collared accelerated stock buyback master confirmation agreement dated November 9, 2009 between FTI and Goldman Sachs. (A copy of the collared accelerated stock buyback master confirmation agreement entered into on November 9, 2009, was filed with the Securities and Exchange Commission as Exhibit 99.1 to the Current Report on Form 8-K dated November 9, 2009 filed on November 13, 2009. In January 2010, FTI completed a $250 million accelerated stock buyback transaction with Goldman Sachs pursuant to a supplemental confirmation that was executed in November 2009 and filed as Exhibit 99.2 to that same Current Report on Form 8-K.)

FTI will repurchase the additional shares under the current accelerated stock buyback transaction as part of the $500 million stock repurchase program that it announced on November 4, 2009. This repurchase transaction completes the 2009 repurchase authorization.

Under the current accelerated stock buyback, FTI will pay $209.4 million to Goldman Sachs from available cash on hand to repurchase outstanding shares of its common stock and will receive a substantial majority of the shares to be delivered under the accelerated stock buyback by no later than March 7, 2011. The specific number of shares that ultimately will be repurchased will be based generally on the volume-weighted average share price of our common stock during the term of the repurchase agreement, subject to provisions that establish minimum and maximum numbers of shares. Goldman Sachs is expected to purchase shares of FTI common stock in the open market in connection with the accelerated stock buyback. The supplemental confirmation contemplates that final settlement may occur in December 2011, although under certain circumstances, in Goldman Sachs’ discretion, the completion date may be accelerated. At settlement, FTI may be entitled to receive additional shares of common stock from Goldman Sachs or under certain circumstances may be required to make a payment (in cash or stock at its election) to Goldman Sachs. All of the repurchased shares will be retired.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

ITEM 7.01. Regulation FD Disclosure

On March 3, 2011, FTI issued a press release announcing that it has entered into the $209.4 million accelerated stock buyback transaction with Goldman Sachs and updating its guidance with respect to 2011 diluted earnings per share. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press Release dated March 3, 2011, of FTI Consulting, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: March 3, 2011	By:	/s/ ERIC B. MILLER
Eric B. Miller
Executive Vice President and General Counsel

Exhibits

99.1	Press Release dated March 3, 2011, of FTI Consulting, Inc.